UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: March 28, 2005

(Date of earliest event reported)

CLUBCORP, INC.

(Exact name of issuer of the securities held pursuant to the plan)

Commission File Numbers 33-89818, 33-96568, 333-08041, 333-57107, 333-52612 and 333-110521

Delaware	75-2778488
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234

(Address of principal executive offices, including Zip Code)

(972) 243-6191

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

This filing describes certain adjustments that ClubCorp, Inc. (the “Company”) is making in the course of restating certain of its prior period financial statements.

Following a review of its accounting policy for amortization of leasehold improvements and in consultation with its current independent registered public accounting firm, Deloitte & Touche LLP, and its former independent registered public accounting firm, KPMG LLP, the Company has determined that it previously utilized incorrect amortization lives for certain of its leasehold improvements. The Company has since modified the lives of these leasehold improvements to correct this issue. On March 23, 2005, the Audit Committee of the Company’s Board of Directors, its management and Deloitte & Touche LLP met to discuss the results of the review of the Company’s accounting policies, the analysis of its records and the authoritative accounting literature with respect to the treatment of leasehold amortization.

As a result of the above, on March 28, 2005, the Company decided to restate its previously issued financial statements for all years being presented in the 2004 Form 10-K. Accordingly, the financial statements in the Company’s Securities and Exchange Commission (“SEC”) reports covering the periods noted should not be relied upon. The Company is unaware of any evidence that the restatement is due to any material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the U.S. securities laws, and the Company believes there will not be any further adjustments as a result of its internal review of this matter.

The primary impact of the restatement will be accelerated amortization for leasehold improvements that are the subject of the Company’s leases. The adjustments will have no impact on the 2002 or 2003 statements of operations. In addition, the corrections described in this filing are all non-cash and will have no material impact on the Company’s cash flows, cash position, revenues, same store sales, or covenants under its credit facilities or other debt instruments.

While the Company is not aware of any other accounting issues requiring adjustment, there can be no assurances that the Company or Deloitte & Touche LLP will not find additional accounting issues requiring adjustment in the future. The Company will file for an extension of time with the SEC to ensure all restatements are properly reflected in its 2004 Form 10-K. The Company anticipates that it will file its Form 10-K for fiscal 2004 within the 15-day extension period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLUBCORP, INC.

By:	/s/ Jeffrey P. Mayer
Jeffrey P. Mayer
Chief Financial Officer
ClubCorp, Inc.

Date:    March 29, 2005